                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT ("Agreement"), dated as of January 29, 1995, by and among THE PENN TRAFFIC COMPANY, a Delaware corporation with its principal offices located at 1200 State Fair Boulevard, Syracuse, New York 13221-4737 ("Penn Traffic" or the "Company"), and JOHN T. DIXON, residing at 37 West Lake Street, Skaneateles, New York 13152 (the "Executive").


                              W I T N E S S E T H:


          WHEREAS, the Executive has been appointed by the Board of Directors of Penn Traffic to the positions of President and Chief Executive Officer, effective as of the date hereof; and

          WHEREAS, the Executive and the Company desire to enter into this Agreement pertaining to the terms of the employment of the Executive by the Company in such capacities;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          1. TERM. The Executive's "Employment Period", as this phrase is used throughout this Agreement, shall commence on the date hereof and end on the last date of the fiscal year commencing on the date hereof, and shall be automatically extended at the end of such fiscal year (and any subsequent fiscal year into which the Employment Period has been extended) for a period, in each case, the duration of which is coterminous with that of the then next succeeding fiscal year, unless, in each case, notice of termination has been given by the Company or the Executive not later than 30 days prior to the end of the Employment Period.

          2. EMPLOYMENT. During the Employment Period, the Company hereby agrees to employ the Executive and the Executive hereby accepts such employment by the Company, upon the terms and conditions herein set forth. The Executive shall be employed as the President and Chief Executive Officer of the Company during the Employment Period. During
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the Employment Period, the Executive shall have duties and responsibilities relating to the supervision, control and general management and operations of the Company and shall report only to the Board of Directors and Chairman of the Company. Throughout the Employment Period, the Executive shall devote his full-time efforts during normal business hours to the business and affairs of the Company, except for vacation periods and periods of illness or incapacity. If any of the positions of President or Chief Executive Officer of the Company shall cease to exist at any time during the Employment Period due to a merger or any other corporate combination or reorganization, the Executive agrees to accept another position, having the scope and responsibilities of President and Chief Executive Officer of the historical businesses of the Company, as shall be assigned to him from time to time by the Board of Directors and Chairman of the Company or its successor, and to perform the duties thereof under the terms of this Agreement. During the Employment Period, the Executive shall perform his duties in the Syracuse, New York area, except that the Executive agrees to make such business trips to such other locations as may be reasonably necessary and appropriate in the performance of his duties.

          3.  COMPENSATION AND BENEFITS DURING THE EMPLOYMENT PERIOD.

          As compensation for the Executive's services to be rendered as provided for in this Agreement, during the Employment Period the Company shall pay compensation and provide benefits to the Executive as follows:

          (a) BASE SALARY. During the Employment Period, the Company shall pay the Executive an annual base salary, subject to increase, but not decrease, from time to time by the Board of Directors of the Company, in the aggregate amount of $400,000 (the "Base Salary"), payable in equal weekly installments. The Base Salary may be increased from time to time at the discretion of the Board of Directors of the Company, and in such event, references herein to "Base Salary" shall mean the Base Salary as so increased.

          (b) INCENTIVE COMPENSATION. As incentive compensation hereunder, the Executive shall be eligible for cash bonus awards, at the sole discretion of the Board of Directors, not to exceed, with respect to any fiscal year within the Employment Period, an amount equal to 50% of the

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Base Salary with respect to such fiscal year (a "Cash Bonus").

          (c) ADDITIONAL BENEFITS. During the Employment Period, the Executive shall be entitled to all rights and benefits for which he is otherwise eligible under any generally instituted insurance plans and benefit plans of the Company applicable to senior executives of the Company and to any additional fringe benefits which may be authorized and approved from time to time by the Board of Directors of the Company. Specifically, without limitation, the Executive shall receive the following benefits:

          (i) RETIREMENT BENEFITS. The Executive shall continue to be a participant in the Penn Traffic Corporate/P&C Foods Pension Plan (the "Pension Plan").

          (ii) REIMBURSEMENT FOR EXPENSES. During the Employment Period, to the extent such expenditures meet the requirements and the policies of the Company, the Company shall reimburse the Executive promptly for all travel, entertainment, parking, business meeting and similar expenditures in pursuance and furtherance of the Company's business. The Executive shall provide documentation to the Company of such expenses incurred.

          (iii) AUTOMOBILE. During the Employment Period, the Company shall provide the Executive an automobile of his choice appropriate to his position, comparable or superior in quality to a Buick and at any time not more than three years old. All expenses relating to such automobile, including, without limitation, those with respect to insurance, gasoline, tolls, parking, repairs and maintenance, shall be paid for by the Company or reimbursed by the Company to the Executive.

          (iv) References in this paragraph (c) to any plans, insurance arrangements or other benefits to be provided by the Company shall be applicable to any successor to the Company.

          4. PERFORMANCE OF DUTIES. The Executive agrees that during the Employment Period he will faithfully perform his duties hereunder subject to the direction of the Board of Directors and Chairman of the Company. In addition to performance of his duties for the Company, if so requested, the Executive agrees to serve as a director of the Company without additional compensation.

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          5.  NO COMPETITION; CONFIDENTIALITY.  The Executive agrees that while this Agreement is in effect and for a period of five (5) years after termination of the Employment Period, the Executive will not without the prior written consent of the Company, as principal, agent, employee, employer, consultant, stockholder (other than as the holder of shares of capital stock of the Company or of less than 5% of the shares of any other corporation), director or co-partner, or in any other individual or representative capacity whatever, directly or indirectly:

     (a) engage in any business activity located in the United States in competition with the Company or any subsidiary or Affiliate thereof;

     (b) induce or attempt to induce any person who is then in the employ of the Company or any subsidiary or Affiliate thereof to leave the employ of the Company or such subsidiary or Affiliate, or employ or attempt to employ any such person or any person who at any time during the preceding twenty-four (24) months was in the employ of the Company or any subsidiary or Affiliate thereof; or

     (c) induce or attempt to induce any other person, firm or corporation to do any of the above (provided, that this Section 5 shall not be interpreted so as to prohibit the Executive from providing references for employees of the Company or its subsidiaries or Affiliates which have been solicited by an employee or prospective employer).

The Executive agrees that he will not at any time from and after the date hereof, divulge, furnish or make accessible to any person, or himself make use of, any confidential or proprietary information of the Company obtained by him while in the employ of the Company other than in connection with his employment with the Company as provided hereunder, including, without limitation, information with respect to any products, services, improvements, formulas, designs, styles, processes, research, analyses, suppliers, customers, methods of distribution or manufacture, contract terms and conditions, pricing, financial condition, organization, personnel, business activities, budgets, plans, objectives or strategies of the Company or its proprietary products or of any subsidiary or Affiliate of the Company and that he will, prior to or upon the termination of his employment with the

Company, return to the Company all such confidential or non-public information in written or other physical form or which has been reduced to written or other physical form or stored electronically on computer disks or tapes, and all copies thereof, in his possession or custody or under his control; PROVIDED, HOWEVER, that (x) confidential information shall not include publicly available information or information known generally to the public (without fault on the part of the Executive), and (y) the Executive may disclose such information as may be required pursuant to any applicable law, rule or regulation or in connection with any judicial or administrative proceeding or inquiry.

          Notwithstanding the foregoing, in the event that the Executive receives a subpoena or other process or order issued by a court which may require him to disclose any confidential information, the Executive agrees (i) to notify the Company as promptly as practicable of the existence, terms and circumstances surrounding such process or order, and (ii) to cooperate with the Company, at the Company's request, in taking legally available steps to resist or narrow such process or order and to obtain an order or other reliable assurance that confidential treatment will be given to such information as is required to be disclosed.

          As used in this Section 5, "Affiliate" shall have the meaning set forth in Section 6(d) hereof.

          In view of the services which the Executive will perform for the Company and its subsidiaries and Affiliates in his positions as an executive officer thereof, which are special, unique, extraordinary and intellectual in character and will place him in a position of confidence and trust with the customers and employees of the Company and its subsidiaries and Affiliates and will provide him with access to confidential financial information, trade secrets, "know-how" and other confidential and proprietary information of the Company and its subsidiaries and Affiliates, and recognizing the substantial sums paid and to be paid to the Executive pursuant to the terms hereof, the Executive expressly acknowledges that the restrictive covenants set forth in this Section 5 are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the Company and its subsidiaries and Affiliates and that the enforcement of such restrictive covenants will not prevent him from earning a livelihood. The Executive acknowledges that the remedy at law for any breach or threatened breach of this
Section 5 will be
inadequate and, accordingly, that the Company shall, in addition to all other available remedies (including, without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to specific performance or injunctive relief without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law.

          6.  TERMINATION OF THE EMPLOYMENT PERIOD.

          (a) DEATH OF THE EXECUTIVE. The Employment Period shall automatically terminate upon the death of the Executive.

          (b) BY THE EXECUTIVE. The Executive shall be entitled to terminate the Employment Period for Good Reason (as defined in paragraph (d) below) following a Change of Control (as defined in paragraph (d) below).

          (c) BY THE COMPANY. The Company shall be entitled to terminate the Employment Period (1) in the event of the Executive's Disability (as defined in paragraph (d) below); (2) for Cause (as defined in paragraph (d) below); or (3) for any reason other than Disability or Cause.

          (d) DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

          (i) AFFILIATE. "Affiliate" shall mean, with respect to any person, a person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 5% or more of the combined voting power of the total voting securities of such person or (iii) of which 5% or more of the combined voting power of the total voting securities (or in the case of a person which is not a corporation, 5% or more of the equity interest) directly or indirectly through one or more intermediaries is beneficially owned or held by such person, or a subsidiary of such person.

         (ii) CAUSE. "Cause" shall mean (x) conviction of the Executive of a felony, or (y) the

               Executive's willful and continued failure substantially to perform his obligations under this Agreement, or (z) the Executive's willfully engaging in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this subparagraph (ii), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. Termination for Cause shall be effected by a notice thereof delivered by the Company to the Executive and shall be effective as of the date of such notice; PROVIDED, HOWEVER, that (x) if such termination is because of the Executive's willful and continued failure substantially to perform his obligations under this Agreement,
               (y) such notice is the first such notice of termination for any reason delivered by the Company to the Executive within any twelve-month period, and (z) within seven days following the date of such notice the Executive shall cease his refusal and shall use his best efforts to perform such obligations, the notice of termination shall not be effective.

        (iii) DISABILITY. "Disability" shall mean the Executive's failure substantially to perform his services hereunder on a full-time basis for a period of six consecutive months, or for shorter periods aggregating six months in any twelve-month period, as a result of incapacity due to physical or mental illness.

         (iv) GOOD REASON. "Good Reason" shall mean the occurrence of any of the following events following a Change in Control of the
               Company:

               (x) The assignment to the Executive of any duties inconsistent with the Executive's positions, duties, responsibilities and status with the Company prior to a Change in Control, or a substantial change in the nature or status of the Executive's responsibilities from those in effect immediately prior to a Change in Control;

               (y) The material breach by the Company of any of the terms and conditions hereof or the taking of any action by the Company which would adversely affect the Executive's compensation or his participation in, or materially reduce the Executive's benefits under, any of plans, programs or arrangements enjoyed by the Executive (or deprive the Executive of any material fringe benefit) pursuant hereto immediately prior to the Change in Control which is not cured within ten (10) days of written notice from the Executive, specifying in reasonable detail such alleged breach or adverse action; or

               (z) The requirement subsequent to a Change of Control that the Executive be based at a location more than 25 miles from the location where the Executive is based immediately prior to the Change in Control.

          (v) CHANGE IN CONTROL. A "Change in Control" shall mean an event or series of events by which (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) (other than Riverside Acquisition Company, Limited Partnership ("RAC"), Miller Tabak Hirsch + Co. ("MTH") or any Affiliate of either thereof) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or securities representing 50% or more of the combined voting power of the Company's voting securities, (ii) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding voting securities of the Company are changed into or exchanged for cash, securities or other property, other than any such transaction between the Company and its subsidiaries, with the effect that any "person" (other than RAC, MTH or any Affiliate of either thereof) becomes the "beneficial owner," directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or securities representing 50% or more of the combined voting power of the voting securities of the Company, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted
               Penn Traffic's Board of Directors (together with any new or replacement directors whose election by the Company's Board of Directors, or whose nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

          7.  COMPENSATION UPON TERMINATION OF EMPLOYMENT.

          Upon the termination of this Agreement during the Employment Period, the Company and the Executive shall each have no further obligation or liability to each other subsequent to such termination except as set forth in paragraphs
(a) through (f) below:

          (a) If the Employment Period is terminated (i) by the Executive other than for Good Reason following a Change in Control or (ii) by the Company or its successor for Cause, the Company (or its successor) shall be required to pay the Executive the Base Salary which is accrued but unpaid as of the date of termination.

          (b) If no Change of Control has occurred and the Employment Period is terminated by the Company for a reason other than (i) for Cause or (ii) the death or Disability of the Executive, the Company shall be required to continue to pay to the Executive a lump sum in an amount equal to the sum of (A) an amount equal to 100% of the Executive's Base Salary for the year in which such termination occurs plus (B) an amount equal to the Maximum Cash Bonus which the Executive would have been entitled to receive in respect of such year (i.e., 50% of the Executive's Base Salary) prorated to reflect the actual number of days the Executive was employed during the fiscal year of such termination. In the event of such termination, the Executive shall also be entitled to receive the continuation of life and health insurance benefits for a period of two years from the date of such termination. Such termination of the Employment Period by the Company for a reason other than (i) for Cause or (ii) the death or Disability of the Executive shall be effective seven days after the delivery of notice of termination to the Executive.

          (c) (1) If, following a Change of Control, the Employment Period is terminated (i) by the Company or its successor for a reason other than (x) for Cause or (y) the death or Disability of the Executive, or (ii) by the Executive for Good Reason, then the Company or its successor shall be required to pay to the Executive a lump sum in an amount equal to the sum of (A) an amount equal to 100% of the Executive's Base Salary for the year in which such termination occurs plus (B) an amount equal to the Maximum Cash Bonus which the Executive would have been eligible to receive in respect of such year (i.e., 50% of the Executive's Base Salary). In addition, in the event of such termination of the Employment Period, the Company or its successor shall be required to continue to provide the Executive and his spouse, at the Company's or its successor's expense, with coverage under the Company's life and health insurance plans as in effect immediately prior to the delivery of notice of such termination, or to provide the Executive, at the Company's or its successor's expense, with life and health insurance benefits comparable to those received by the Executive under the Company's life and health insurance plans as in effect immediately prior to the delivery of notice of such termination, during a period of two years from the date of such termination. Such termination of the Employment Period shall be effective seven days after the delivery of notice of termination to the Executive, in the case of termination by the Company or its successor for a reason other than (i) for Cause or (ii) the death or Disability of the Executive, or, in the case of termination by the Executive for Good Reason, seven days after the delivery of notice of termination to the Company or its successor. The lump sum payment required to be paid to the Executive hereunder in the event of such termination shall be made on the date of termination.

          (c) (2) If there is a substantial risk that, absent the application of this Section 7(c)(2), a payment to the Executive under Section 7(c)(1) of this Agreement might constitute a "parachute payment" (as such term is defined in Section 280G(b)(2) of the Internal Revenue Code of 1986 (the "Code")), and the maximum dollar amount of the payment which could be paid to the Executive pursuant to Section 7(c)(1) of this Agreement without subjecting him to the tax imposed by Section 4999 of the Code exceeds the present value (using the rate specified in Section 1274(b)(2)(B) of the Code) of all payments to be made and benefits to be provided to the Executive under such Section 7(c)(1) of this Agreement (without regard to the application of this Section 7(c)(2)) reduced by the sum of (i) the tax imposed by Section 4999 of the Code on these payments and
(ii) the income taxes (at the highest marginal Federal and State and local income tax rates applicable to the Executive) on the tax imposed by Section 4999 of the Code and the income taxes on the amount in this clause (ii), then the payment to be made to the Executive pursuant to Section 7(c)(1) of this Agreement shall be reduced so that the amount of that payment, when combined with all other payments to be paid and benefits to be provided to the Executive pursuant to this Agreement which could constitute a parachute payment, will be $1.00 less than the amount which, if paid to the Executive, would constitute a parachute payment. Donovan Leisure Newton & Irvine (or another law firm mutually acceptable to the Executive and the Company (or its successor)) shall determine whether any payment to be made under this Agreement constitutes a "parachute payment" and the amount of any reduction, if any, in the payment pursuant to Section 7(c)(1) hereof.

          (d) If the Employment Period is terminated because of the Executive's death, the Executive's estate or beneficiaries shall be entitled to receive a lump sum payment equal to 100% of his Base Salary at the time of such termination. If the Employment Period is terminated because of the Executive's Disability, the Executive shall be entitled to continue to receive an amount equal to 100% of his Base Salary and to continuation of health insurance benefits for a period of one calendar year from the date of such termination by reason of Disability.

          (e) Notwithstanding the termination of the Employment Period, the provisions of Sections 5 and 8 of this


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

Agreement shall continue in full force and effect and shall not be limited by reason of such termination.

          8. MITIGATION OF DAMAGES. In the event of termination of the Employment Period by the Company (or its successor) following a Change of Control for a reason other than for Cause, or in the event of the termination of the Employment Period by the Executive for Good Reason following a Change of Control, the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.


          9.  MISCELLANEOUS.

          (a) SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon any successor to the Company in the event of a Change in Control, and shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, beneficiaries, designees, executors, administrators, successors, heirs, distributees, devisees, and legatees.

          (b) MODIFICATION; NO WAIVER. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by the Executive and by the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time of or at any prior or subsequent time. A failure of the Executive to claim or take any benefit provided by this Agreement shall not constitute a waiver of such benefit, or any other benefit provided by this Agreement.

          (c) SEVERABILITY. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the employment arrangement that is the basis for this Agreement, shall not affect the validity or enforceability of any other covenant or agreement contained herein. In addition, if, in any judicial proceeding, a court shall refuse to enforce one or more of the covenants or agreements contained herein because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties hereto that such duration or scope shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

          (d) NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the parties hereto at their respective addresses as set forth at the beginning of this Agreement or at such other addresses as they shall designate in writing by notice duly given hereunder. All notices and other communications required or permitted hereunder and delivered to the Company by the Executive shall be addressed to the attention of the Chairman of the Board of the Company.

          (e) ASSIGNMENT. This Agreement shall not be assignable by either party without the prior written consent of the other party.

          (f) COMPLETE UNDERSTANDING. This Agreement constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein. Effective upon the execution and delivery of this Agreement, all prior agreements with respect to the subject matter thereof shall be terminated, provided that any payments due and payable thereunder shall be made to the Executive by the Company. This Agreement shall not be altered, waived, modified or amended except by a written instrument executed by the parties hereto.

          10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED FOR ALL PURPOSES BY

THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND WHOLLY PERFORMED WITHIN SUCH STATE.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                        THE PENN TRAFFIC COMPANY

Attest:
                                        By /s/ Gary D. Hirsch
                                          ----------------------------

/s/ Francis D. Price
- ----------------------------


                                        /s/ John T. Dixon
                                          ----------------------------
                                               JOHN T. DIXON
Witness:



- ----------------------------